Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan of Autodesk, Inc. of our reports dated March 23, 2016, with respect to the consolidated financial statements and schedule of Autodesk, Inc. and the effectiveness of internal control over financial reporting of Autodesk, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2016, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP
San Francisco, California
September 19, 2016